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                                                                    EXHIBIT 23.3




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Digital Island, Inc. on Form S-3 of our report dated April 3, 2000, related to the consolidated financial statements of SoftAware, Inc. and subsidiary and our report dated April 20, 2000 related to the financial statements of Pacific Netcom, Inc., appearing in the Current Report on Form 8-K/A of Digital
Island, Inc. dated September 15, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP

Costa Mesa, California
January 26, 2001